Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-288425) of Jade Biosciences, Inc. of our report dated February 24, 2025, except for the effects of the reverse merger exchange ratio discussed in Note 1 to the financial statements, as to which the date is November 14, 2025, relating to the financial statements which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 14, 2025

1